                                                                    EXHIBIT 99.1

                Domino's Pizza Announces Record Results for 2002;

 Same Store Sales Growth Leads National Pizza Chains for Second Consecutive Year

ANN ARBOR, Michigan - March 4, 2003 - Domino's, Inc., the recognized leader in pizza delivery, today announced record results for the fourth quarter and fiscal 2002, which ended December 29, 2002. In addition to achieving record earnings and system-wide sales, Domino's full year domestic same store sales growth (+2.6%) exceeded those of all reporting national pizza chains. Management attributed its success to continued emphasis on product quality and customer service as well as strong marketing promotions.

                                 2002 Highlights
                             (versus full year 2001)

     .    Net income increased 64.9% to $60.7 million.
     . Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 16.7% to a record $189.3 million.
     . Domestic same store sales increased 2.6%; comprised of a domestic franchise same store sales increase of 3.0% and flat domestic Company-owned same store sales.
     .    International same store sales increased 4.1%, on a constant dollar basis.
     .    System-wide sales increased 4.7% to a record of nearly $4.0 billion.
     .    The Company repaid $52.7 million of debt during 2002.

                         Fourth Quarter 2002 Highlights
                          (versus fourth quarter 2001)

     .    Net income increased 90.3% to $23.1 million.
     .    EBITDA increased 17.6% to $62.1 million.
     . Domestic same store sales remained flat; comprised of a domestic franchise same store sales increase of 0.6% and a domestic Company-owned same store sales decrease of 4.1%.
     . International same store sales increased 3.8%, on a constant dollar basis, marking the 36/th/ consecutive quarter of international same store sales growth.
     .    System-wide sales increased 2.9% to $1.2 billion.
     . The Company repaid $8.8 million of debt during the fourth quarter of 2002.

David A. Brandon, Domino's Chairman and Chief Executive Officer, said: "We have always believed that the pizza company with the best people will win. This philosophy has proven out once again through our strong 2002 financial results, and through our fourth consecutive year of improving quality and customer service, as ranked by the American Customer Satisfaction Index. Our exceptional people - franchisees, store managers and team members worldwide - continue to set us apart from our competitors."

Management added that Domino's increased domestic market share in its core business of pizza delivery by nearly one full point, to 19.9%, as tracked by NPD Crest in 2002.

Page Two: Domino's, Inc., FY02 Earnings Release

                               Financial Summaries

                                          Fiscal Year Ended                          Fourth Quarter Ended
                                ---------------------------------------    ---------------------------------------
                                December 29,     December 30,      %       December 29,     December 30,       %
(Dollars in millions)               2002             2001        Change        2002             2001        Change
                                    ----             ----        ------        ----             ----        ------
System-wide sales                 $3,961.7         $3,784.6        4.7%      $1,230.8         $1,196.5         2.9%
Total revenues                     1,275.0          1,258.3        1.3          395.8            397.4        (0.4)
EBITDA                               189.3            162.2       16.7           62.1             52.8        17.6
Income from operations               156.2            126.9       23.1           52.7             39.7        32.7
Net income                            60.7             36.8       64.9           23.1             12.2        90.3

Revenues

Fourth Quarter:
The increase in fourth quarter system-wide sales was due primarily to an increase in worldwide store counts and, to a lesser extent, increases in domestic franchise and international same store sales.

The decrease in fourth quarter total revenues was due primarily to a decrease in revenues from domestic distribution operations, offset in part by increases in revenues from domestic Company-owned stores and international operations. The decrease in revenues from domestic distribution operations was due primarily to a market decrease in overall food prices, primarily cheese, offset in part by an increase in volumes relating to an increase in domestic franchise system-wide sales. The increase in revenues from domestic Company-owned stores was due primarily to an increase in the average number of domestic Company-owned stores open during 2002, primarily as a result of the Company's acquisition of 83 franchised stores in Arizona during the first quarter of 2002. Domestic same store sales remained flat, comprised of a 0.6% increase in domestic franchise same store sales, offset by a 4.1% decrease in domestic Company-owned same store sales. International same store sales increased 3.8%, on a constant dollar basis.

Fiscal Year:
The increase in year-to-date system-wide sales was due primarily to increases in worldwide store counts and increases in both domestic and international same store sales.

The increase in year-to-date total revenues was due primarily to increases in revenues from domestic Company-owned and franchised stores, and international operations, offset in part by a decrease in revenues from domestic distribution operations. The increase in revenues from domestic Company-owned and franchised stores, and international operations was due primarily to increases in same store sales and worldwide store counts. Domestic same store sales increased 2.6%, comprised of a 3.0% increase in domestic franchise same store sales and flat domestic Company-owned same store sales. International same store sales increased 4.1%, on a constant dollar basis. At year-end 2002, there were 7,230 stores in operation worldwide, comprised of 577 domestic Company-owned stores, 4,271 domestic franchised stores and 2,382 international stores. The decrease in revenues from domestic distribution operations was due primarily to a market decrease in overall food prices, primarily cheese, and a decrease in the average number of domestic franchised stores open in 2002, primarily as a result of the Company's acquisition of 83 franchised stores in Arizona during the first quarter of 2002. These decreases in revenues from domestic distribution were offset in part by an increase in volumes relating to increases in domestic franchise same store sales.

Page Three: Domino's, Inc., FY02 Earnings Release

Earnings:

The increases in fourth quarter and year-to-date EBITDA were due primarily to increases in system-wide sales at our domestic Company-owned and franchised stores, and international operations, reductions in food costs at our Company-owned stores, driven primarily by decreases in cheese prices, increases in distribution volumes and lower general and administrative expenses. EBITDA was positively impacted by the favorable resolution of a contingent liability and collection of a previously reserved receivable, both related to our international operations. This resolution resulted in a $7.2 million favorable year over year impact on EBITDA. These increases in EBITDA were offset in part by an increase in insurance costs.

The increases in fourth quarter and year-to-date net income were due primarily to increases in EBITDA, reductions in our interest costs due to lower debt levels and more favorable interest rates, the favorable impact of no longer amortizing goodwill and the absence of certain covenant not-to-compete amortization expense related to the covenant with our former majority stockholder which was fully amortized by the end of 2001. These increases in net income were offset in part by a $4.5 million write-off of financing fees through interest expense related to the Company's refinancing of its senior credit facility and increases in provision for income taxes due to increases in pre-tax income.

Founded in 1960, Domino's Pizza operates a network of 7,230 Company-owned and franchised stores in the United States and more than 50 countries. For more information about the Company, visit our website at http://www.dominos.com/.

                                       ###

Contact: Tim McIntyre, Vice President of Communications - Domino's, Inc. 734.930.3563

                           Conference Call Information

On Tuesday, March 4, 2003, Domino's, Inc. will hold a conference call to review its 2002 financial results. The details are as follows:

         Time:                      11:00 a.m. EST

         Domestic telephone number: (877) 531-2986

         International telephone number: (612) 332-7516

         Call ID: Ask for the Domino's, Inc. conference call moderated by Tim McIntyre

A playback of the conference call will be available after the completion of the call through March 7, 2003, 11:59 p.m. EST, by calling (800) 475-6701 (domestic) or (320) 365-3844 (international) and dialing the number 674256. If you have any questions, please call Tim McIntyre at (734) 930-3563.

                      EBITDA Reconciliation to GAAP Measure

EBITDA represents earnings before interest, taxes, depreciation, amortization, gain (loss) on sale/disposal of assets and other, and gain (loss) on debt extinguishments. EBITDA information is provided as we use it extensively in internal management reporting to evaluate our business segments, we believe it assists the investing community in evaluating our company, and it is an important measure in our debt agreements. EBITDA should not be considered as an alternative to cash flows provided by operating activities as a measure of liquidity, as an alternative to income from operations or net income as a measure of our financial performance, or as an alternative to any other measure in accordance with accounting principles generally accepted in the United States.

The following table reconciles EBITDA to consolidated income from operations (in thousands):

                                                          Fiscal Year Ended                 Fourth Quarter Ended
                                                   --------------------------------    ------------------------------
                                                    December 29,    December 30,        December 29,    December 30,
                                                        2002            2001                2002            2001
                                                        ----            ----                ----            ----
EBITDA                                                $ 189,262       $ 162,161           $  62,078       $  52,792
Depreciation and amortization                           (28,273)        (33,092)             (8,713)        (11,931)
Losses on sale/disposal of assets and other              (2,919)         (1,964)                (56)         (1,086)
Loss on debt extinguishments                             (1,836)           (217)               (619)            (71)
                                                      ---------       ---------           ---------       ---------

Income from operations                                $ 156,234       $ 126,888           $  52,690       $  39,704
                                                      =========       =========           =========       =========


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain statements contained in this release relating to our anticipated profitability and operating performance are forward-looking and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among these risks and uncertainties are competitive factors, increases in our operating costs, ability to retain our key personnel, our substantial leverage, ability to implement our growth and cost-saving strategies, industry trends and general economic conditions, adequacy of insurance coverage and other factors, all of which are described in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                         Domino's, Inc. and Subsidiaries
                   Condensed Consolidated Statements of Income

                                                      Fiscal Year Ended                      Fourth Quarter Ended
                                             ------------------------------------     -----------------------------------
                                               December 29,       December 30,          December 29,       December 30,
                                                    2002               2001                  2002              2001
                                             ------------------------------------    ------------------------------------
(In thousands)
Revenues:
   Domestic Company-owned stores             $        376,533    $        362,189    $        113,709     $       108,865
   Domestic franchise                                 140,667             134,195              43,448              43,153
   Domestic distribution                              676,018             691,902             211,938             221,847
   International                                       81,762              69,995              26,707              23,577
                                             ----------------    ----------------    ----------------     ---------------
Total revenues                                      1,274,980           1,258,281             395,802             397,442
                                             ----------------    ----------------    ----------------     ---------------

Operating expenses:
   Cost of sales                                      938,972             937,899             294,394             294,865
   General and administrative                         179,774             193,494              48,718              62,873
                                             ----------------    ----------------    ----------------     ---------------
Total operating expenses                            1,118,746           1,131,393             343,112             357,738
                                             ----------------    ----------------    ----------------     ---------------
Income from operations                                156,234             126,888              52,690              39,704

Interest expense, net                                  59,784              66,602              15,787              19,807
                                             ----------------    ----------------    ----------------     ---------------
Income before provision for
   income taxes                                        96,450              60,286              36,903              19,897

Provision for income taxes                             35,789              23,506              13,757               7,734
                                             ----------------    ----------------    ----------------     ---------------
Net income                                   $         60,661    $         36,780    $         23,146     $        12,163
                                             ================    ================    ================     ===============

                         Domino's, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                                     December 29, 2002             December 30, 2001
                                                     -----------------             -----------------
(In thousands)
Assets
Current assets:
      Cash and cash equivalents                      $          22,472             $          55,147
      Accounts receivable                                       57,497                        54,225
      Inventories                                               21,832                        22,088
      Other assets                                              16,880                        18,246
                                                     -----------------             -----------------
Total current assets                                           118,681                       149,706

Property, plant and equipment, net                             120,547                        87,645

Other assets                                                   154,968                       165,247
                                                     -----------------             -----------------

Total assets                                         $         394,196             $         402,598
                                                     =================             =================

Liabilities and stockholder's deficit
Current liabilities:
      Current portion of long-term debt              $           2,843             $          43,157
      Accounts payable                                          46,131                        50,430
      Other accrued liabilities                                 80,023                        80,852
                                                     -----------------             -----------------
Total current liabilities                                      128,997                       174,439

Long-term liabilities:
      Long-term debt, less current portion                     599,180                       611,532
      Other accrued liabilities                                 41,600                        41,501
                                                     -----------------             -----------------
Total long-term liabilities                                    640,780                       653,033

Stockholder's deficit                                         (375,581)                     (424,874)
                                                     -----------------             -----------------

Total liabilities and stockholder's deficit          $         394,196             $         402,598
                                                     =================             =================

-----------
Note: The balance sheets have been derived from the audited consolidated financial statements, but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.